Exhibit 10.12


                   30 Days Public Relations Services Contracts
                   -------------------------------------------

Agreement made this 23 day of July, 2003 by and between Fitzgerald Galloway Consulting (FGC) and SLS Int., Inc. ("CLIENT").

In consideration of the mutual terms, conditions and covenants hereinafter set forth, CLIENT and FGC agree as follows:

1. The CLIENT hereby engages FGC as an independent contractor for public/media relations services, including but not limited to, media exposure, broker dealer presentations, and the general awareness of the stock to the investment community, FGC hereby accepts such engagement.

2. FGC is an independent contractor willing to provide certain skills and abilities to the CLIENT that the CLIENT has a need for, in return, CLIENT shall pay to FGC and FGC shall accept from the CLIENT as compensation for all services to be provided pursuant to this Agreement, the following:

         A:  20,000 dollars and 10,000 shares of 144 restricted (SITI) stock

                  1) 10,000 dollars and 5,000 (144 shares) due at signing of contract.
                  2) 10,000 dollars and 5,000 (144 shares) due ten days from contract date.

                  NOTE: Payment 2 is considered optional, and anticipates an ongoing relationship between FGC and client.

3. A party may not assign this agreement without the express written consent of the other party.

4. FGC is an independent contractor and may engage in other business activities. Since FGC is an independent contractor, nothing contained in this Agreement shall be interpreted to constitute FGC as a partner, agent or employee of the CLIENT, nor shall either party have the authority to bind the other. In its capacity as an independent contractor, FGC agrees and CLIENT agrees that FGC has the sole right to control and direct the means, manner and method by which the services required by this Agreement will be performed.

5. It is agreed between the parties that there are no other agreements or understandings between them relating to the subject matter of this Agreement. This Agreement supersedes all prior agreements, oral or written, between the parties. No changes or modifications of this Agreement shall be valid ______________________________________ by the parties. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will continue in full force without being impaired or invalidated in any way.
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6.       This Agreement shall be construed in accordance with and governed by the laws of the state of California.

7. If the CLIENT provides incorrect or exuberant financial projections, or falls materially short of any estimates provided to FGC, FGC reserves the right to cancel the contract and/or change the compensation level to reflect the most current information provided.

8.       Other Terms.

o Fitzgerald Galloway Consulting will disclose all compensation for its services herein as is required under SEC rules and will request any third-party that it may subsequently compensate or sub-contract with to do the same.

o Fitzgerald Galloway Consulting will comply with all state and federal laws in performing its services hereunder.

o Fitzgerald Galloway Consulting will not make any representations or statements of fact about SITI - SLS INTL INC. - other than what is publicly available.

Fitzgerald Galloway Consulting agrees to indemnify and hold SITI - SLS INTL. INC. and any third-parties who may be paying fees on behalf of SITI - SLS INTL INC harmless from and against any and all claims, damages and/or losses for its failure to comply with the above.

         Please provide the following contact information:

                  Company contact:  SITI - SLS INTL INC

         Street Address:  3119 S. Scenic, Ave.

         City:  Spfd.                    State:  Mo.                Zip:  65807

         Title/Position:  Pres./CEO Phone:  417-883-4549

         Email address:  JGOTT@SLSLOUDSPEAKERS.COM   Fax:  417-883-2723
                         -------------------------


         Intending to be legally bound, the parties hereto have caused this Services Agreement to be executed as of the date first above written.


CLIENT:  John Gott                                            Date:  7/23/03

Grant Fitzgerald Galloway                                     Date:  7/23/03